UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report  November  17th ,2011:

TOTAL APPAREL GROUP, INC.
(exact name of registrant as specified in its charter)

Nevada	0-54108
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

230 West 39th St , Suite 600 NY, NY 10018

(Address of principal executive offices) (Zip Code)

646-895-8988

(Registrant’s telephone number, including area code)

Section 4. Matters Related to Accountants and Financial Statements.

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

On November 17, 2011, the Audit Committee of the Board of Directors of Total Apparel Group, Inc. (the “Company”) determined to dismiss Mayer Hoffman McCann CPAs (the New York Practice of Mayer Hoffman McCann P.C.) (“MHM”) as the Company’s independent registered public accounting firm, and this was communicated and made effective on November 17, 2011.

The report of MHM on the consolidated financial statements of the Company as of and for the years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report included an explanatory paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2009 and 2008 and the subsequent period through November 17, 2011 (i) there were no disagreements with MHM on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to MHM’s satisfaction, would have caused MHM to make reference to the subject matter of such disagreements in connection with its report and (ii) there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K.

The Company has provided MHM with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested MHM to furnish the Company with a letter addressed to the SEC stating whether or not MHM agrees with the above statements. A copy of MHM’s letter is attached hereto as an Exhibit to this Form 8-K.

(b) New independent registered public accounting firm

Based on the Audit Committee’s approval, on November 17, 2011, the Company selected Li and Company PC (“Li”) as the Company’s independent registered public accounting.

During the Company’s two most recent fiscal years ended December 31, 2009 and 2008 and the subsequent interim period prior to the engagement of Li, neither the Company nor anyone on its behalf consulted Li regarding either (i) the application of accounting principles to any specified transaction, either completed or proposed, or the (ii) type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
16.1 Letter of Mayer Hoffman McCann CPAs, dated November 17, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

November 17, 2011

Total Apparel Group, Inc.
(registrant)

/s/ Janon Costley
Janon Costley, CEO
(principal executive officer)